Consent of Independent Registered Public Accounting Firm


The Board of Trustees and Shareholders
Legg Mason Partners Oregon Municipals Fund (formerly, Smith Barney Oregon Municipals Fund):

We consent to the use of our report, incorporated herein by reference, dated June 29, 2006, for Legg Mason Partners Oregon Municipals Fund as of April 30, 2006 and to the references to our firm under the headings "Financial highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

                                                                    /s/ KPMG LLP


New York, New York
August 24, 2006